Exhibit 99.6

[Letterhead]

CONSENT

OF

NOMURA SECURITIES CO., LTD.

Board of Directors

Sankyo Company, Limited

5-1, Nihonbashi Honcho 3-chome,

Chuo-ku, Tokyo 103-8426

Japan

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated May 13, 2005, to the Board of Directors of Sankyo Company, Limited (the “Company”) as Appendix C to the Registration Statement of the Company on Form F-4 (the “Registration Statement”) relating to the proposed joint share transfer involving the Company and Daiichi Pharmaceutical Co., Ltd. and (ii) references made to such opinion in the sections captioned “THE JOINT SHARE TRANSFER – Reasons for the Joint Share Transfer – Determination of Sankyo’s Board of Directors” and “THE JOINT SHARE TRANSFER – Opinion of Sankyo’s Financial Advisor” of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

NOMURA SECURITIES CO., LTD.

/s/ Kenji Kimura
Kenji Kimura
Managing Director
Global Head of M&A

June 2, 2005